Exhibit 6.(c)

Sutherland                                        1275 Pennsylvania Avenue, N.W.
Asbill &                                            Washington, D.C.  20004-2415
Brennan LLP                                                         202.383.0100
                                                                fax 202.637.3593
ATTORNEYS AT LAW                                                  www.sablaw.com

Steven B. Boehm

DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 for certain flexible premium variable universal life insurance policies issued through TIAA-CREF Life Separate Account VLI-1 of TIAA-CREF Life Insurance Company (File No. 333-62162). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP


By:  /S/ STEVEN B. BOEHM
     --------------------------
         Steven B. Boehm

Washington, D.C.
April 30, 2002




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